                       VOID AFTER 5:00 P.M., EASTERN TIME
                                       ON
                                  MAY   , 2002
 NUMBER                REDEEMABLE WARRANT CERTIFICATE FOR               WARRANT
                       PURCHASE OF SHARES OF COMMON STOCK
 W
                         AMERICAN CARD TECHNOLOGY, INC.

                          INCORPORATED UNDER THE LAWS        CUSIP 025040 11 4
                            OF THE STATE OF DELAWARE

                              WARRANT CERTIFICATE

THIS CERTIFIES THAT, for value received,


or registered assigns, is the owner of the number of warrants set forth above. Each warrant (subject to adjustment as hereinafter referred to) entitles the owner hereof to purchase at any time from May __, 1998 until 5:00 p.m. Eastern Time on May __, 2002, one fully paid and non-assessable share of common stock, $.001 par value (the "Common Stock"), of American Card Technology, Inc., a Delaware corporation (hereinafter called the "Corporation") (such shares of Common Stock being hereinafter referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of Shares purchasable upon the exercise of this warrant may be increased or reduced and the warrant price may be adjusted (the "Warrant"). Subject to adjustment as aforesaid, the Warrant price per Share (hereinafter called the "Warrant Price") shall be $5.50 per share if exercised on or before 5:00 p.m. Eastern Time on May __, 2002. As provided in said Warrant Agreement, the Warrant Price is payable, upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Corporation.
     Under certain conditions set forth in the Warrant Agreement, this Warrant may be called for redemption at a redemption price of $.10 per Warrant upon notice of not less than 30 days.
     Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised with respect to less than all of such Shares, a new warrant for the remaining number of such Shares will be issued on such surrender.
     This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement, dated as of May __, 1997, by and among the Corporation, American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and Whale Securities Co., L.P., to all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Corporation thereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.
     The Corporation shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.
     This Warrant is transferable at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant, and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or new Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.

     This Warrant, when surrendered at the office of the Warrant Agent (or its successor as Warrant Agent) by the registered holder in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares equal to the number of such Warrants.
     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of the Warrants are closed for any purpose, the Corporation shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.
     The holder of this Warrant shall not be entitled to any of the rights of a stockholder of the Corporation prior to the exercise hereof.
     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
     IN WITNESS WHEREOF, the Corporation has caused its facsimile corporate seal and the facsimile signatures of its duly authorized officers to be hereunto affixed.

Date:                                             AMERICAN CARD TECHNOLOGY, INC.
         ATTEST:
                         AMERICAN CARD TECHNOLOGY, INC.
                                 CORPORATE SEAL
                                      1994
                                    DELAWARE
                 Secretary             *                     President

Countersigned and Registered:
   AMERICAN STOCK TRANSFER & TRUST COMPANY
                 (New York, NY)

By                     Transfer Agent and Registrar

                               Authorized Signature

                         AMERICAN CARD TECHNOLOGY, INC.
                              ELECTION TO PURCHASE
     To Be Executed by the Registered Holder in Order to Exercise Warrants

 To:  AMERICAN CARD TECHNOLOGY, INC.
c/o:  American Stock Transfer & Trust Company
      40 Wall Street
      New York, New York 10005

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for and to purchase thereunder, ____________________________________ shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Corporation and requests that certificates for such shares shall be issued in the name of

 PLEASE INSERT SOCIAL SECURITY
 OR OTHER IDENTIFICATION NUMBER
 ________________________________
|                                |
|________________________________|______________________________________________
                                         (Please Print or Typewrite)
and be delivered to_____________________________________________________________
                                     (Name)
at______________________________________________________________________________
         (Street Address)             (City)      (State)       (Zip Code)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Whale Securities Co., L.P.

Dated:________________________________   Signature:_______________________________________________________
                                                   Notice: The above signature  must correspond with the
Name:_________________________________             name as written upon the face of these warrants or with
        (Please Print or Typewrite)                the name of the assignee appearing in the assignment
Address:______________________________             form below in every particular, without alteration
                (Street)                           or enlargement or any change whatever.
______________________________________   *Signature Guaranteed:___________________________________________
   (City)      (State)     (Zip Code)                                _____________________________
                                                                    |                             |
                                                                    |_____________________________|
                                                                     PLEASE INSERT SOCIAL SECURITY
                                                                      OR OTHER IDENTIFYING NUMBER

                                   ASSIGNMENT

For value received,___________________ hereby sell, assign and tranfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
 ______________________________________
|                                      |
|______________________________________|________________________________________

________________________________________________________________________________
                  (Please print or typewrite name and address,
                    including postal zip code, of assignee)
_______________________________________________________________________________

_________________________________________________________(____________) Warrants

represented by the within Warrant Certificate, together with all right, title and interest therein, and do hereby irrevocably constitute and appoint ______________________________________attorney to transfer said Warrant on the books of the within named Corporation, with full power of substitution in the premises.
                                            Dated ____________________, 19______

                        Signature:______________________________________________
                                  Note: The above signature must correspond with the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change hereunder.

                       *Signature Guaranteed:___________________________________

*In case of assignment, or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.